                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

                                             [ ]  Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12


                           Photoelectron Corporation
               (Name of Registrant as Specified In Its Charter)

                            -----------------------
     (Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

This DEFR14A is being filed for the sole purpose of including pages 14-15 which were omitted from the previous filing.

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                           PHOTOELECTRON CORPORATION

                                  TO BE HELD
                                 JUNE 1, 2001

To the Stockholders of Photoelectron Corporation:

  We are pleased to notify you that the Special Meeting in lieu of Annual Meeting of Stockholders (the "Meeting") of Photoelectron Corporation (the "Company") will be held at the offices of the American Stock Exchange located at 86 Trinity Place, New York, NY 10006, on Friday, June 1, 2001 at 10:00 a.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

    1) To elect a Board of five Directors to hold office until the next annual meeting and until the election and qualification of their respective successors;

    2) To approve of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company; and

    3) To consider and act upon all other matters which may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has set the close of business on Wednesday, April 11, 2001, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said Meeting.

  Your Proxy is enclosed. You are cordially invited to attend the Meeting. If you do not expect to be present and wish your shares to be voted, you are requested to fill in, date, sign, and mail the enclosed Proxy promptly. A return envelope with prepaid postage if mailed in the United States is enclosed for your convenience. If you attend the Meeting, your Proxy will be returned to you upon request to the Clerk.

                                          By order of the Board of Directors,

[LOGO OF PEC]
                                          /s/ William O. Flannery
                                          William O. Flannery, Esq.
                                          Clerk

Lexington, Massachusetts
April 25, 2001

PHOTOELECTRON CORPORATION
5 Forbes Road
Lexington, MA 02421
(781) 861-2069

                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        Lexington, Massachusetts 02421
                                (781) 861-2069

                               ----------------

                          SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 2001

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Photoelectron Corporation (the "Company") of proxies for use at the Special Meeting in lieu of Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the American Stock Exchange located at 86 Trinity Place, New York, NY 10006 on Friday, June 1, 2001 at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 25, 2001.

  Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein and FOR the approval of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company. If a stockholder specifies a different choice on the proxy, such stockholder's shares of common stock will be voted in accordance with such specifications.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Clerk of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Meeting, or by attending the Meeting and voting in person.

  The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, email, facsimile and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock held in their respective names.

  Copies of the 2000 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement.

                               VOTING SECURITIES

  At April 11, 2001, there were 9,664,330 shares of common stock outstanding and no shares of preferred stock outstanding.

  Only stockholders of record at the close of business on April 11, 2001 have the right to receive notice of and to vote at the Meeting and any adjournment thereof. Each share of common stock entitles the holder thereof to one vote. Under the Massachusetts Business Corporation Law, the presence, in person or by proxy, of stockholders holding a majority in interest of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast.

Proposal I. Election of Directors

  It is intended that, unless otherwise indicated thereon, the proxies received will be voted in favor of the election of the five persons named below to serve as Directors until the next annual meeting of stockholders and until their successors shall be elected and qualified. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of Directors to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. The five nominees receiving a plurality of the votes cast by the stockholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

  The following table sets forth the name and age (as of the date of the Meeting) of the Directors, their principal occupations at present, the positions and offices, if any, held by each Director with the Company in addition to the position as a Director, and the period during which each has served as a Director of the Company.

                                                                        First
                                                                       Elected
           Name           Age  Principal Occupation - Position Held    Director
           ----           --- --------------------------------------   --------
 Peter M. Nomikos........  69 Chairman of the Board of the Company;
                              Managing Director of Petros M. Nomikos
                              (London) Ltd.                              1989

 Roger D. Wellington.....  74 President and Chief Executive Officer
                              of Wellington Consultants, Inc. and
                              Wellington Associates, Inc.                1989

 Euan S. Thomson, Ph.D...  38 President and Chief Executive Officer      2000
                              of the Company.

 Dr. Leonard Laster......  72 Professor of Medicine and Health
                              Policy, and Chancellor Emeritus, at
                              the University of Massachusetts
                              Medical Center.                            2000

 Thomas J. Miller........  43 President and Chief Executive Officer,     2001
                              Analogic Corporation

               BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS

  Peter M. Nomikos has served as Chairman of the Board of Directors of the Company since its founding in 1989 and had served as President and Treasurer of the Company from its founding in 1989 until he voluntarily resigned from those positions in March 1999. Mr. Nomikos also served as Chief Executive Officer of the Company from its founding until May 2000, when he voluntarily resigned from that position. Mr. Nomikos was co-founder of Thermo Electron Corporation ("Thermo Electron") where he was a director until 1976. For the past 45 years, Mr. Nomikos has resided in London and has been involved in maritime shipping as Managing Director of Petros M. Nomikos (London) Ltd. Mr. Nomikos is also Director and Chairman of The Thera Foundation, a non-profit foundation supporting archaeology work on the island of Santorini in Greece. Mr. Nomikos also serves as the Chairman of the Board and Treasurer of PYC Corporation, the owner of more than 5% of the Company's common stock. PYC Corporation is a Liberian corporation owned by members of Mr. Nomikos's immediate family.

  Roger D. Wellington has served as a Director of the Company since its founding in 1989. Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and Wellington Associates, Inc., international business consulting firms he founded n 1994 and 1989, respectively. During the period from 1972 to 1988, Mr. Wellington was CEO of Augat Inc., a manufacturer of electromechanical components and electronic subsystems. He also served for more than five years as Chairman of the Board of Augat Inc. Earlier Mr. Wellington was a Senior Vice President of GTE International. Mr. Wellington is also a director of Thermo Fibergen Inc. Mr. Wellington serves as Chairman of the Company's Audit Committee and was a director and member of the human resources and audit committees of Thermo Electron between 1986 and May 2000. Mr. Wellington received his BSE from the University of MIchigan in Industrial and Mechanical Engineering and an MBA from the School of Business at the University of Michigan.

  Euan S. Thomson, Ph.D. has served as a Director of the Company since September 2000. Dr. Thomson has also served as the Chief Executive Officer of the Company since May 2000 and has served as President of the Company since March 1999. In addition, Dr. Thomson served as Chief Operating Officer of the Company from March 1999 until May 2000. Prior to joining the company on a full time basis, Dr. Thomson worked with the Company for the previous six years as a consultant, advising the Company on aspects of product development. Also prior to joining the Company on a full-time basis, Dr. Thomson was the head of the Radiotherapy Department at the Norfolk and Norwich Hospital in the United Kingdom. Dr. Thomson is recognized throughout the world as an expert in radiotherapy treatment and has worked extensively as a consultant and advisor to manufacturers of radiotherapy products in Europe and the United States. Dr. Thomson has also worked as a scientific and management consultant to many hospitals, specializing in precision radiotherapy techniques.

  Dr. Leonard Laster has served as a Director of the Company since October 2000. Since 1990, Dr. Laster has served as a Distinguished University Professor of Medicine and Health Policy, and Chancellor Emeritus, at the University of Massachusetts Medical Center. From 1987 until 1990, Dr. Laster served as Chancellor of the University of Massachusetts Medical Center, where he started the Program for Molecular Medicine. Dr. Laster is a member of the Company's Audit Committee.

  Thomas J. Miller has served as a Director of the Company since April 2001. Currently, Mr. Miller is the President, Chief Executive Officer and a member of the Board of Directors of Analogic Corporation. Prior to joining Analogic, Mr. Miller was President and Chief Executive Officer of Carl Zeiss, Inc. of Thornwood, New York. He also served as World General Manager of Carl Zeiss Medical Group in Oberkochen, Germany, and earlier as Group Vice President, Imaging Systems, for Siemens Medical Systems' North American operations. Mr. Miller's education includes an advanced degree from the Joint Program in Health Sciences and Technology of the Massachusetts Institute of Technology and Harvard Medical School. Mr. Miller is a member of the Company's Audit Committee.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF PETER M. NOMIKOS, ROGER D. WELLINGTON, EUAN S. THOMSON, PH.D., DR. LEONARD LASTER AND THOMAS J. MILLER AS DIRECTORS.

                        GENERAL INFORMATION RELATING TO
                            THE BOARD OF DIRECTORS

The Board of Directors

  The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held nine meetings in the fiscal year ended December 30, 2000 and acted by consent in lieu of meetings on three occasions. Each member of the Board of Directors attended all meetings of the Board and all meetings held by all Committees of the Board on which he served during the fiscal year ended December 30, 2000. It is anticipated that immediately following the Meeting, the Board of Directors will hold its Annual Meeting of the Board of Directors.

Committees of the Board of Directors

  The Company had no nominating or compensation committees of the Board of Directors or committees performing similar functions during the year ended December 30, 2000.

  The Board of Directors has an Audit Committee, which has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The current members of the Audit Committee are Messrs. Laster, Wellington and Miller. The Audit Committee held no meetings during the fiscal year ended December 30, 2000, but has held two meetings since the end of such fiscal year.

Audit Committee Report

  The Audit Committee of the Board of Directors is composed of three independent directors (as independence is defined in Section 121 of the AMEX Listing Standards, Policies and Requirements).

  The Audit Committee reviews the Company's internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company's independent auditors, the scope of annual audits, fees to be paid to the Company's independent auditors and the performance of the Company's independent auditors. The full responsibilities of the Audit Committee are set forth in its Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee Charter, which is reviewed and updated annually, was approved by the Board of Directors.

  The Audit Committee reviews the scope of the annual audit by the Company's independent auditors, monitors the Company's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. In fulfilling its responsibilities, the Audit Committee:

  . discussed and considered the independence of Arthur Andersen LLP, reviewing as necessary all relationships and services which might bear on Arthur Andersen LLP's objectivity as outside auditor;

  . received written affirmation from Arthur Andersen LLP that it is in fact independent;

  . discussed the overall audit process, receiving and reviewing all reports of Arthur Andersen LLP;

  . involved Arthur Andersen LLP in the Audit Committee's review of the Company's financial statements and related reports with management;

  . provided to Arthur Andersen LLP full access to the Audit Committee and the full Board of Directors to report on all appropriate matters; and

  . discussed with Arthur Andersen LLP all matters required to be reviewed under generally accepted auditing standards.

  The Audit Committee met with selected members of management and Arthur Andersen LLP to review financial statements, including quarterly reports, discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions; and audit adjustments.

  The Audit Committee recommended to the Board of Directors, subject to stockholder approval, the selection of Arthur Andersen LLP as the Company's outside auditor.

  Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                              The Audit Committee
                               Roger Wellington
                              Dr. Leonard Laster
                               Thomas J. Miller

Compensation of Directors

  Outside Directors of the Company currently receive an annual stipend of $2,500, a fee of $1,000 per regular or special meeting of the Board of Directors attended in person (together with reimbursement of reasonable travel expenses), a fee of $500 per each such meeting participated in by means of conference telephone arrangements and a fee of $500 per any regular or special meeting of any committee of the Board of Directors, whether attended in person or participated in by conference telephone arrangements (together, in the event not coincident with a meeting of the Board of Directors, with reimbursement of reasonable travel expenses). Directors who are employees of the Company receive no compensation as members of the Board of Directors.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules.

  The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 6, 2001 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (assuming conversion of all outstanding warrants and convertible debt), (ii) each current Director and nominee for election as Director, (iii) all current executive officers of the Company and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to this table, the Company believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

                                            Amount and Nature of   Percent of
Name and Address of Beneficial Owner       Beneficial Ownership(1)  Class(1)
------------------------------------       ----------------------- ----------
Peter M. Nomikos..........................        5,031,508(2)        44.7%
Dr. Leonard Laster........................            5,000(3)           *
Roger D. Wellington.......................           28,500(4)           *
Thomas J. Miller..........................            5,000(5)           *
Euan S. Thomson, Ph.D.....................           73,035(6)           *
Timothy W. Baker..........................            6,000(7)           *
Charles Vecoli............................            7,000(8)           *
Thermo Electron Corporation...............          833,861            8.6%
 81 Wyman Street
 Waltham, MA 02254
PYC Corporation...........................        4,241,063(9)        38.7%
 c/o Aegeus Shipping Co., Ltd.
 TANPY Building
 17-19 Akti Miaouli
 Piraeus 185 35 Greece
Johnson & Johnson Development
 Corporation..............................          904,762            9.4%
 One Johnson & Johnson Plaza
 New Brunswick, NJ 08933
All directors and executive officers as a
 group (7 persons)........................        5,156,043(10)       45.4%

--------
*    Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person. Shares subject to exercisable options and shares issuable upon conversion of convertible debt or exercise of outstanding warrants are shown in the footnotes to this table, if applicable. The persons named in this table have voting and investment power with respect to all shares of common stock shown as owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table.

(2) Includes 95,000 shares subject to options exercisable within 60 days of April 6, 2001 and 213,582 shares issuable upon conversion of convertible debentures. Includes the following owned by PYC Corporation, of which Mr. Nomikos is the President: 2,952,735 shares, 660,000 shares issuable upon exercise of outstanding warrants, and 628,328 shares issuable upon conversion of convertible debentures. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Includes 300 shares owned by Petronome Corporation. Mr. Nomikos has been granted investment power and the authority to vote such shares by Petronome Corporation.
 (3) Includes 5,000 shares subject to options exercisable within 60 days of April 6, 2001.
 (4) Includes 4,000 shares subject to options exercisable within 60 days of April 6, 2001.
 (5) Includes 5,000 shares subject to options exercisable within 60 days of April 6, 2001.
 (6) Includes 72,450 shares subject to options exercisable within 60 days of April 6, 2001.
 (7) Includes 6,000 shares subject to options exercisable within 60 days of April 6, 2001.
 (8) Includes 7,000 shares subject to options exercisable within 60 days of April 6, 2001.
 (9) Includes 660,000 shares issuable upon exercise of outstanding warrants and 628,328 shares issuable upon conversion of convertible debentures.
(10) Includes a total of 1,696,360 shares which may be acquired within 60 days of April 6, 2001 pursuant to options, warrants, and convertible debentures beneficially owned by all directors and officers as a group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and holders of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 30, 2000, its Directors, executive officers and holders of more than 10% of the Company's common stock complied with all applicable Section 16(a) reporting requirements, except that (i) a Form 4 report for PYC Corporation was filed approximately 9 days late and (ii) a Form 4 report for Peter M. Nomikos was filed approximately 9 days late.

                            EXECUTIVE COMPENSATION

  The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other executive officers of the Company for services rendered in all capacities to the Company during fiscal 2000, 1999 and 1998:

                          SUMMARY COMPENSATION TABLE

                                Annual Compensation       Long-Term Compensation
                               ---------------------- -------------------------------
                                                              Awards          Payouts
                                               Other  ----------------------- -------   All
                                              Annual  Restricted  Securities           Other
                                              Compen-   Stock     Underlying   LTIP   Compen-
   Name and Principal          Salary  Bonus  sation   Award(s)  Options/SARs Payouts sation
        Position          Year   ($)    ($)     ($)      ($)         (#)        ($)     ($)
          (a)             (b)    (c)    (d)     (e)      (f)         (g)        (h)     (i)
   ------------------     ---- ------- ------ ------- ---------- ------------ ------- -------
Euan S. Thomson, Ph.D...  2000 167,462 40,000   --       --        150,000      --     1,483(4)
 President and Chief      1999 154,181    --    --       --         75,000      --    43,536(1)
 Executive Officer        1998     --     --    --       --          1,000      --       --

Peter M. Nomikos(2).....  2000     --     --    --       --            --       --       --
 Chairman of the Board
  and                     1999     --     --    --       --            --       --       --
 Former Chief Executive   1998     --     --    --       --        100,000      --       --
 Officer

Timothy W. Baker(3).....  2000  60,000 20,000   --       --         71,000      --     1,211(4)
 Chief Financial Officer
 and Treasurer

Charles A. Vecoli.......  2000 111,752  9,600   --       --         15,000      --     1,080(4)
 Vice President--
  Operations              1999  42,192    --    --       --         25,000      --       288(4)
                          1998     --     --    --       --            --       --       --

--------
(1) Includes $41,288 paid by the Company to Dr. Thomson for his relocation expenses and tax reimbursement, $1,600 for preparation of his 1999 tax return and $648 for premiums on group term life insurance.
(2) Mr. Nomikos elected to waive his compensation during the fiscal years ending December 30, 2000, January 1, 2000, and January 2, 1999.
(3) Mr. Baker was appointed Chief Financial Officer and Treasurer of the Company in July 2000.
(4) Represents the Company's matching contribution to the Company's 401(k) saving plan and payments made by the Company on group term life insurance.

                              OPTIONS/SAR GRANTS

  The following table sets forth certain information regarding stock appreciation rights and individual gains of stock options made during the last fiscal year to the named executive officers:

                                         Individual Grants
                          ------------------------------------------------
                                                                              Potential
                                                                             Realizable
                                                                                Value
                                                                             At Assumed
                                                                           Annual Rates Of
                                                                             Stock Price   Alternative To
                          Number Of                                         Appreciation    (f) and (g):
                          Securities   Percent Of                                For         Grant Date
                          Underlying Total Options/                          Option Term        Value
                           Options/   SARs Granted  Exercise Of            --------------- ---------------
                            SARs'     To Employees  Base Price  Expiration                   Grant Date
          Name             Granted   In Fiscal Year   ($/Sh)       Date    5% ($)  10% ($) Present Value $
           (a)             (#) (b)        (c)           (d)        (e)       (f)     (g)         (h)
          ----            ---------- -------------- ----------- ---------- ------- ------- ---------------
Euan S. Thomson, Ph.D...    25,000         6.6%       $  3.50    12/29/05  111,674 140,920       --
                           125,000        33.2%       $  4.00      6/5/05  638,140 805,255       --

Peter M. Nomikos........       --          --             --          --       --      --        --

Timothy W. Baker........    15,000         4.0%       $  3.50    12/29/05   67,005  84,552       --
                            50,000        13.3%       $  4.00      7/3/05  255,256 322,102       --
                             6,000         1.6%       $2.6875      6/2/05   20,580  25,969       --

Charles A. Vecoli.......     5,000         1.3%       $  3.50    12/29/05   22,335  28,184       --
                            10,000         2.7%       $5.9375     7/20/05   75,779  95,624       --

                     AGGREGATED OPTIONS/SAR EXERCISES AND
                      FISCAL YEAR END OPTIONS/SAR VALUES

  The following table sets forth certain information regarding stock option exercises during the fiscal year ended December 30, 2000 and stock options held at such year end by the named executive officers:

                                             Number of Securities      Value of Unexercised
                                            Underlying Unexercised         In-the-Money
                          Shares            Options at Fiscal Year       Options at Fiscal
                         Acquired                     End                   Year End(1)
                            on     Value   ------------------------- -------------------------
          Name           Exercise Received Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------- ----------- ------------- ----------- -------------
Euan S. Thomson,
 Ph.D. .................   --       --       31,200       195,800      16,685       25,297
Peter M. Nomikos........   --       --       75,000        62,500         --           --
Timothy W. Baker........   --       --        6,000        65,000       4,860          --
Charles A. Vecoli.......   --       --        7,000        33,000       5,559       15,366

--------
(1) Based on the fiscal year ended closing price of the common stock of $3.50 per share, less the option exercise price.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are Euan S. Thomson, Ph.D., Timothy W. Baker and Charles A. Vecoli. For a description of the background of Dr. Thomson, see "BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS."

  Mr. Baker, age 40, has served as the Chief Financial Officer and Treasurer of the Company since July 2000. Mr. Baker was previously Chief Financial Officer and Vice President of Radionics, Inc. (Burlington, MA), a manufacturer of medical equipment including radiation therapy technology, from 1996-2000. Prior to this, Mr. Baker held senior management positions at a number of manufacturing companies, focusing on business development and strategic growth. Mr. Baker is a Certified Public Accountant and holds an MBA specializing in Operations Management.

  Mr. Vecoli, age 42, has served as Vice President of Operations for the Company since December 1999, having initially joined the Company as Product Manager in August 1999. Prior to joining the Company, Mr. Vecoli held the position of Product Manager of Radiation Therapy Products at Radionics, Inc. From 1989 to 1998, Mr. Vecoli held various positions with the Scanalytics Division of CSP, Inc., developers of biological imaging and analysis software, where his most recent role was General Manager.

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG PHOTOELECTRON CORPORATION,
                  NASDAQ MARKET INDEX AND NASDAQ HEALTH INDEX

                                    [GRAPH]

                Photoelectron Cp    NASDAQ Health Index    NASDAQ Market Index

 1/29/1997           100.00                100.00                100.00
12/31/1997           116.67                102.21                114.34
12/31/1998            53.03                 86.64                161.27
12/31/1999            30.30                 69.72                284.43
12/29/2000            42.42                 95.58                178.78

                    ASSUMES $100 INVESTED ON JAN. 29, 1997
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2000
--------
* The performance graph above compares the percentage change in the Company's total shareholder return on its common stock from January 29, 1997, the effective date of the Company's initial public offering, with the cumulative total return of the Nasdaq Stock Market-US Index and the Nasdaq Health Services Index from January 29, 1997 through December 31, 2000, based upon an assumed $100 investment in the Company's common stock and in the stocks comprising each such index as of January 29, 1997 and reinvestment of all dividends. The stock prices on the performance graph above are not necessarily indicative of future stock price performance.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The entire Board of Directors was responsible for determining the compensation of executive officers during fiscal 2000. Mr. Nomikos, the Company's Chief Executive Officer until May 2000, waived his compensation for fiscal year 2000.

                         BOARD OF DIRECTORS REPORT ON
                            EXECUTIVE COMPENSATION

  Decisions regarding cash compensation paid and stock options granted to the Company's executive officers were made by the full Board of Directors.

Executive Compensation Policy

  The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During fiscal year 2000, the Company's compensation program consisted of base salary and incentive bonuses. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties.

  Base Salary. Base salaries for the Company's executive officers are set annually. During fiscal 2000, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, the Company's financial performance as compared with the prior year, and general economic factors.

  Cash Bonus. The Company's compensation program also includes a cash bonus program, which is intended to provide cash incentives for successful accomplishments to increase shareholder value.

  Stock Options. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value.

 Compensation of the Chief Executive Officer

  Dr. Thomson, the Company's Chief Executive Officer, participates in the same compensation program as the other executives of the Company. His 2000 compensation was set by the Board of Directors, applying the principles outlined above in the same manner as they were applied to other executives of the Company.

  Dr. Thomson's annual salary reflects the level of responsibilities he holds as President and Chief Executive Officer, and is intended to be on par with the salaries of chief executive officers at peer group companies. Dr. Thomson's annual bonus is based upon his achievement of specific strategic goals designed to grow the Company and increase long-term shareholder value.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company utilizes certain administrative resources of Thermo Electron on an as-need basis without a formal contract and is charged at actual cost for such services. These resources include certain employee benefit administration and tax advice and preparation. The Company paid $6,557 in 2000 for these services. Roger D. Wellington, a director of the Company, was a director of Thermo Electron until May 2000. George N. Hatsopoulos, who served as a director of the Company until September 30, 2000, is the former President and Chief Executive Officer and a director of Thermo Electron. He resigned as President and Chief Executive Officer of Thermo Electron in June 1999 and as a director in March 2000. He continued as an employee of Thermo Electron through September 30, 2000.

  The Company is also provided with certain machine shop services by Thermo Power Corporation, a wholly-owned subsidiary of Thermo Electron. The Company paid $42,947 in 2000 for these services.

  On May 13, 1992, the Company entered into a $4,500,000 8% Convertible Subordinated Demand Note and Warrant Purchase Agreement (the "1992 Debt Agreement") with Mr. Peter M. Nomikos. All warrant purchase rights under the 1992 Debt Agreement were subsequently assigned to PYC Corporation. In September 2000, PYC Corporation exercised a warrant to purchase 575,000 shares of the Company's common stock at an exercise price of $3.00 per share for a total of $1,725,000. At April 6, 2001, a warrant to purchase 235,000 shares of the Company's common stock was outstanding under the 1992 Debt Agreement. This warrant, which expires on January 27, 2002, is exercisable upon issuance and allows the holder to purchase each share of common stock at $3.00 per share. All warrants purchased by PYC Corporation have been accounted for as capital in excess of par value--common stock.

  In November 1999, the Company entered into a loan agreement with PYC Corporation. Under the agreement, PYC Corporation established a $2.25 million line of credit to be used by the Company for working capital purposes. Any amounts drawn under the line of credit accrued interest at a rate equal to 8% per year. In addition, the Company agreed to issue to PYC Corporation warrants to purchase one share of the Company's common stock for each $5.00 drawn by the Company under the line of credit. As of April 11, 2001, the Company had issued to PYC Corporation warrants for the purchase of 450,000 shares of the Company's common stock. The warrants were issued to PYC Corporation in eleven installments with an average exercise price of approximately $3.29.

  In June 2000, the Company raised $10,458,909 in a private placement of 10% senior convertible debentures. As part of the $10,458,909 raised in the offering, the Company issued to PYC Corporation a 10% senior convertible debenture with a face amount of $2,312,755.56 in exchange for the total amount due under the November 1999 $2.25 million line of credit bridge financing between the Company and PYC Corporation. In addition, the Company issued to Peter M. Nomikos a 10% senior convertible debenture with a face amount of $786,153.34, the total amount due to Mr. Nomikos under the Amended and Restated 8% Subordinated Convertible Note Due on Demand as of August 1, 1996, which note had been issued under the 1992 Debt Agreement.

Proposal III. Ratification of Selection of Auditors

  The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 29, 2001. Arthur Andersen LLP served as the Company's auditors for fiscal year 2000. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

 Audit Fees

  The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the review of financial statements included in the Company's Form 10-Qs for such fiscal year were $73,000.

 Financial Information Systems Design and Implementation Fees

  Not Applicable

 All Other Fees

  All other fees were $16,500 during fiscal year 2000.

  The Audit Committee considers the provisions of those services to be compatible with maintaining Arthur Andersen's independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting, it must be received by the Company at 5 Forbes Road, Lexington, Massachusetts 02421, Attention:
Timothy W. Baker, no later than December 1, 2001.

                                 ANNUAL REPORT

  A copy of the Company's 2000 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Special Meeting in lieu of Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Timothy W. Baker at 5 Forbes Road, Lexington, Massachusetts 02421, telephone (781) 861-2069, or by e-mail at info@photoelectron.com.

                                OTHER BUSINESS

  The Board of Directors is not aware of any matters to come before the Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the Meeting in the discretion of the person or persons named in the enclosed form of proxy.

                                          By order of the Board of Directors

Lexington, Massachusetts
April 25, 2001

                                                                     APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF PHOTOELECTRON CORPORATION

  The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Photoelectron Corporation (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such matters as directed by the Board or this Charter.

Membership of the Committee

  1. The Committee shall be comprised of not less than three independent members of the Board.

  2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the American Stock Exchange, which, among other things, prohibits any officer or employee of the Company from serving the Committee.

  3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

  4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

  5. At least one member of the Committee shall have accounting or related financial management expertise.

Meeting of the Committee

  1. The Committee will meet formally at least two times each fiscal year.

  2. The Committee, in its discretion, will invite to Committee meeting:

    .  The Chief Financial Officer of the Company

    .  The Corporate Controller

    .  The General Counsel

    .  A representative of the independent auditors.

  3. The Committee will hold separate private meetings at least once each fiscal year with the independent auditors and the General Counsel.

Key Responsibilities

  The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

  In carrying out its oversight responsibilities, the Committee shall perform the following functions:

 Oversight of Internal Audit function.

  The Committee shall review and discuss with management and the independent auditors:

    1. The quality and adequacy of the Company's internal accounting controls.

    2. The organization of an internal audit function relative to the size and complexity of the Company and its financial reporting systems.

    3. The audit risk assessment process and the proposed scope of an internal audit function for the future as the Company grows and the coordination of that scope with independent auditors.

 Oversight of Independent Auditors.

  In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

  1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

  2. The Committee shall:

    (i) receive from independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

    (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

    (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

  3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

  4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

 Oversight of Management's Conduct of the Company's Financial Reporting
Process

  1. Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

  2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

  3. Financial Reporting Practices. The Committee shall review:

    (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

    (ii) The nature of any unusual or significant commitments contingent liabilities together with the underlying assumptions and estimates of management.

    (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

 Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

  The Committee shall review and monitor, as appropriate:

    1. Results of compliance programs.

    2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

    3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

    4. The adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                           PHOTOELECTRON CORPORATION
                 5 Forbes Road, Lexington, Massachusetts 02421
          Proxy for the Special Meeting in lieu of Annual Meeting of
                          Stockholders - June 1, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The person or entity signed on the reverse side of this proxy card hereby appoints Euan S. Thomson and Timothy W. Baker and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1 and 2), all of the shares of Common Stock, par value $.01 per share, of Photoelectron Corporation standing in the name of such person or entity on April 11, 2001, at the Special Meeting in lieu of Annual Meeting of Stockholders of Photoelectron Corporation to be held on Friday June 1, 2001 at 10:00 a.m., and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     (Continued, and to be marked, dated and signed, on the other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

           Special Meeting in lieu of Annual Meeting of Stockholders
                           PHOTOELECTRON CORPORATION

                                 June 1, 2001


--------------------------------------------------------------------------------

[X]  Please mark your
     votes as in this
     example using
     dark ink only.

                                   Vote FOR all nominees
                                          at right
                                   (except as withheld in        Vote WITHHELD
                                      the space below)         from all nominees

ITEM 1. Election                           [ ]                        [ ]
        of
        Directors

WITHHELD FOR: (Write that nominee's name in the space provided below)

-----------------------------------------------

NOMINEES:
  Peter M. Nomikos
  Roger D. Wellington
  Euan S. Thomson
  Dr. Leonard Laster
  Thomas J. Miller


ITEM 2. APPOINTMENT OF INDEPENDENT PUBLIC         [ ]       [ ]      [ ]
        ACCOUNTANTS.

ITEM 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



Signature(s)                          Date:                              , 2001
            -------------------------      ------------------------------


--------------------------------------------------------
(Additional Signature if held jointly)

Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.